U. S. Securities and Exchange Commission

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT UNDER SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 13, 2002

Commission File No. 0-30689

Rocky Mountain Energy Corporation

(Name of Small Business Issuer in its Charter)

Nevada	90-0031918
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

333 N. Sam Houston Parkway, Suite 910

Houston, TX 77060

(Address of Principal Executive Offices)

Issuer's Telephone Number: (281) 448-6500

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

(1) Yes X No (2) Yes X No

ITEM 5. OTHER EVENTS

Rocky Mountain Energy was defrauded by Marathon USA Corporation in reference to the $40,000,000 credit line to be provided to the Company under the Credit Agreement dated June 23, 2002. This conclusion is based on documents which were submitted by Marathon USA Corporation to Rocky Mountain Energy Corporation during the due diligence period which have proven to be fraudulent, and a $3,000,000 check sent to an escrow account which was returned for insufficient funds. Rocky Mountain Energy had complied with all terms requested by Marathon USA for the credit line and it is now apparent that Marathon USA had no intent or ability to honor this agreement.

As a result Rocky Mountain has turned over all information relating to this case to the U.S. Attorney. Rocky Mountain Energy paid a $100,000 commitment fee for this credit line and anticipates that it may have to take a write-down for this commitment fee in the third quarter of 2002.

Rocky Mountain Energy is in active discussions with private investors for funding of its development drilling program at BC&D.
Exhibits	Description
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Rocky Mountain Energy Corporation

Date: September 13, 2002 By: /s/ John Ehrman

John Ehrman, President